EX-99.CERT

Certification Pursuant to Rule 30a-2(a) under the 1940 Act and Section 302 of the Sarbanes-Oxley Act

I, Steven A. Baffico, certify that:

1.	I have reviewed this report on Form N-CSR of Eagle Growth and Income Opportunities Fund.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 18, 2017	/s/ Steven A. Baffico
Steven A. Baffico, President
(principal executive officer)

Certification Pursuant to Rule 30a-2(a) under the 1940 Act and Section 302 of the Sarbanes-Oxley Act

I, Jennifer Wilson, certify that:

1.	I have reviewed this report on Form N-CSR of Eagle Growth and Income Opportunities Fund.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 18, 2017	/s/ Jennifer Wilson
Jennifer Wilson, Treasurer and
Principal Financial Officer
(principal financial officer)